EXHIBIT 10.10
                           JW CHARLES SECURITIES, INC.

                          FINANCIAL ADVISORY AGREEMENT

     THIS AGREEMENT (the "Agreement") is made effective ___________, 199__ between JW Charles Securities, Inc., (hereinafter "Consultant") and Advanced Electronics Support Products, Inc., (hereinafter "Company").

                                    RECITALS

     A. Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills and abilities, and background and knowledge, to facilitate long range planning, and to execute the Company's business and investment banking needs in an orderly and efficient manner, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

     B. Consultant agrees to be engaged and retained by Company and upon said terms and conditions.

     NOW THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and Company agree as follows:

     1. CONSULTING SERVICES. Company hereby retains Consultant to become an investment banking consultant to the Company and to render such advice, consultation and information to the Board of Directors of the officers of the Company regarding general financial matters, including, but not limited to, long-term financial planning, expansions, changes in capital structure, shareholder relations, banking methods and systems, the raising of capital from public and private sources, and investment banking transactions and services, as shall be requested by the directors or officers from time to time. In addition, as the Company continues to make acquisitions, consultants will prepare industry research reports and will assist the Company in determining acquisition evaluations on prospective acquisitions.

     To this end, Consultant agrees, upon request, to make itself available to render such services as Consultant deems necessary.

     2. Term. Except as otherwise provided in Section 3(b) of this Agreement, the term of this Agreement shall be for a period of two (2) years commencing ____, 199-, and is renewable at the option of the Company for successive one (1) year terms by thirty (30) days' written notice delivered by the Company, unless terminated after the initial term pursuant to Section 12 hereof.

     3. COMPENSATION OF CONSULTANT.

         a. ADVISORY FEE. Company hereby agrees to pay Consultant fees in the amount of $2,000 per month on____ 199-. The Company shall pay $48,000

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(representing prepayment in full of the fees for the two-year term of this
Agreement) to Consultant on the closing date of the Company's public offering of 750,000 shares of the Company's common stock, par value $,001 per share, underwritten by Consultant.

     b. FINDER'S FEES. In addition to the compensation and expenses paid or payable to Consultant pursuant to Sections 3(a) and 4 hereof, the Company agrees that, if Consultant, directly or indirectly, introduces the Company, during the term of this Agreement, to any person or entity that during the term hereof or within 18 months following the term hereof, provides any investment capital, loan or any other equity or debt financing to the Company or any affiliate thereof, or becomes a party to a merger, acquisition, joint venture, private placement or other similar transaction with the Company or any affiliate thereof, then the Company shall pay to Consultant a cash finder's fee. Each cash finder's fee payable to Consultant under this Agreement shall be calculated as a percentage of the Transaction Value (as defined herein) in accordance with the following scale:

          6% on the first $5,000,000;
          5% on the amount from $5,000,001 to $6,000,000;
          4% on the amount from $6,000,001 to $7,000,000;
          3% on the amount from $7,000,001 to $8,000,000;
          2% on the amount from $8,000,000 to $9,000,000; and
          1% on the amount above $9,000,000

     "Transaction Value" shall mean the aggregate value of all cash, securities and other property and valuable consideration of every kind either (i) transferred to the Company and its affiliates in connection with any transaction involving any investment capital, loan or any other equity or debt financing for, or acquisition of, the Company or any affiliate thereof, or in connection with an acquisition of equity or assets thereof or (ii) transferred by the Company and its affiliates in any transaction involving an investment in or acquisition of any third party, or acquisition of the equity or assets thereof, by the Company or any affiliate thereof or (iii) transferred or otherwise contributed by the Company and its affiliates to enter into any joint venture or similar joint enterprise or undertaking with the Company or any affiliate thereof. The aggregate value of all such cash, securities and other property and valuable consideration shall be the aggregate fair market value thereof as determined jointly by Consultant and the Company, or by an independent appraiser jointly selected by Consultant and the Company.

     4. EXPENSES. Company agrees to pay all reasonable business expenses authorized in advance by Company and incurred by Consultant in furtherance of the business of Company, including travel, food, lodging and entertainment expenses, upon presentation by Consultant of receipts in form reasonably satisfactory to Company.

     5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have the authority to act as the agent of Company except when such authority as specifically delegated to Consultant by

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the Company. Subject to the express provisions herein, the manner and means utilized by consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employment income. Company shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Acts or any similar federal or state law applicable to employers and employees.

     6. LIABILITY OF CONSULTANT. The Company acknowledges that all opinions and advice, whether oral or written, given by Consultant to the Company in connection with this Agreement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public reference to Consultant or use Consultant's name in any annual report or any other report or release of the Company without Consultant's prior written consent, except that the Company may, without Consultant's further consent, disclose this Agreement (but not information provided to the Company by Consultant) in the Company's filings with the Securities and Exchange Commission, if such disclosure is required by law.

     7. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this Section.

     8. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

     9. GOVERNING LAW. This Agreement is made and shall be governed and construed in accordance with the laws of the State of Florida.

     10. ASSIGNMENT. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

     11. ENTIRE AGREEMENT, MODIFICATIONS. This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements or agreements, oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by the party or parties to be charged.

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     12. TERMINATION. This Agreement may be terminated after the initial two (2)
year term by either party upon written notice delivered at least thirty (30) days prior to the proposed termination date. If terminated by Company, such action shall not alter Company's obligation to pay Consultant the agreed upon full compensation described in this Agreement.

     13. LITIGATION EXPENSES. If any action is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated at the beginning of this Agreement.

                                      JW CHARLES SECURITIES, INC.
                                      1117 Perimeter Center West
                                      Suite 500-E
                                      Atlanta, Georgia 30338

Dated:_____________                   By: ___________________________________
                                      Title: ________________________________

                                      ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
                                      1810 Northeast 144th Street
                                      North Miami, Florida 33181

Dated:_____________                   By: ___________________________________
                                      Title: ________________________________


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